UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-qUALIFICATION offering circular amendment nO. 1

Hemp Naturals INC.

(Exact name of registrant as specified in its charter)

Date: November 7, 2019

Delaware	3990	47-5604166
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

16950 North Bay Road, Suite 1803
Sunny Isles Beach, Florida 33160

Telephone: 347-301-8431

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

www.hempofnaturals.com

EXPLANATORY NOTE

This Post-Qualification Offering Circular Amendment No. 1 (this “Offering Circular Amendment No. 1) is being filed to change and reset the final offering price per common share from $.07 to $.005 per share and change the maximum number of shares to be registered and offered for sale from 100,000,000 to 1,000,000,000. The original range of the offering price was estimated to be between $0.05 and $2.00 per share pursuant to the offering circular originally submitted to the Commission on April 29, 2019 and subsequently qualified on July 31, 2019 as may be amended and supplemented from time to time. Accordingly, we have changed the final offering price per share throughout in the Offering Circular Amendment No. 1 to $.005 per share and the maximum amount of shares to be registered not to exceed 1,000,000,000 common shares. Our sole director sold 3,571,429 common shares on behalf of the Company to one shareholder at $.07 per share after we filed a supplemental offering circular on August 5, 2019.

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Final Offering Circular is subject to completion or amendment. The securities referenced herein may not be sold, nor may offers to buy be accepted, before the offering statement filed with the Securities and Exchange Commission is qualified. This Final Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of the securities referenced herein in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The issuer of the securities referenced herein may elect to satisfy its obligation to deliver this Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular was filed may be obtained.

FINAL OFFERING CIRCULAR DATED NOVEMBER 6, 2019

UP TO A MAXIMUM OF 1,000,000,000 SHARES OF COMMON STOCK

SEE “SECURITIES BEING OFFERED” AT PAGE 3.

MINIMUM INDIVIDUAL INVESTMENT: None

	Price Per Share to Public*	Underwriting discount and commissions	Proceeds to issuer
Common Stock	$.005	None	$5,000,000**

*The Company provided final pricing information after qualification by the Commission in a supplemental offering circular filed with the Commission on August 5, 2019 before or at the time of sale of our Common Stock.

The Company reserves the right to change the fixed Price Per Share to Public during the course of the offering and will file a post-qualification amendment to the Offering Statement at the time of any such change.

**The Company is offering, on a best-efforts, self-underwritten basis, a number of shares of our common stock at a fixed priced per share of $0.005 with no minimum amount to be sold up to a maximum of 1,000,000,000 shares but not to exceed $5,000,000 in gross proceeds. Upon qualification by the Commission and the filing of a final offering circular by the Company with the Commission, all of the shares registered in this offering will be freely tradeable without restriction or further registration under Rule 251 unless such shares are purchased by “affiliates” as that term is defined in Rule 144 under the Securities Act.

The end date of the offering will be exactly 3 years from the date the Offering Circular is qualified by the United States Securities and Exchange Commission (the “Commission”) unless extended by the Company, in its own discretion, for up to another 90 days or earlier terminated by the Company in its own discretion, which may occur at any time.

Prior to this offering, there has been a thinly traded public market for our common shares in the OTC Markets pink tier. Our ticker symbol is HPMM and the closing price of our common stock on November 1, 2019 was $.041.

The direct public offering price per share will be $.005 with no minimum amount of shares to be sold and a maximum amount of 1,000,000,000 shares sold not to exceed $5,000,000 in gross proceeds.

The Company expects that the amount of expenses of the offering that it will pay will be approximately $20,000.

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date that is thirty six months from the date this Offering Statement is qualified by the Commission, (unless extended by the Company, in its own discretion, for up to another 90 days) or (3) the date at which the offering is earlier terminated by the Company in its sole discretion, which may occur at any time. The offering is being conducted on a best-efforts basis without any minimum aggregate investment target. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

INVESTMENT IN SMALL BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS.”

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering is inherently risky. See “Risk Factors” beginning on page 6.

Sales of these securities will commence on approximately August 5,  2019.

The Company is following the “Offering Circular” format of disclosure under Regulation A.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

On April 2, 2019, we filed Form 15 with the Commission and terminated our registration under Rule 12(g) which became effective on July 1, 2019, (“Effective Time”). At this time, we no longer have an obligation to file any current or periodic reports that are due on or after the Form 15 was filed. Until the Effective Time, the Company will continue to have obligations such as those under the proxy rules, Section 16(b) and certain beneficial ownership reporting requirements will continue to apply. Upon qualification by the Commission of our offering statement on Form 1-A, the Company will need to start to meet all the financial disclosure and limited reporting obligations imposed by Rule 257(b) of Regulation A associated with being a publicly reporting Company. Our common stock is quoted on the OTC MarketPlace operated by the OTC Markets Group, Inc. or “OTC” under the ticker symbol HPMM. On July 23, 2019, the average of the high and low sales prices of our common stock was $.19 per share. As of July 24, 2019, there were 57 record shareholders of our common stock. The Company has not paid any dividends on its common stock. The Company currently intends to retain any earnings for use in its business, and therefore does not anticipate paying cash dividends in the foreseeable future.

In this public offering we, “Hemp Naturals, Inc.” are offering up to a maximum of 1,000,000,000 shares of our common stock.  We will receive all of the proceeds from the sale of shares. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Executive Officer, Levi Jacobson. Mr. Jacobson is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the shares being offered herein by the Company.

Currently, Levi Jacobson, our CEO and Blue Car Enterprise, an entity solely owned by Mr. Jacobson, collectively own approximately 60.61 % of the voting power of our outstanding capital stock. We will amend the beneficial ownership table in the Offering Circular once we determine the number of shares to be sold and the fixed price of the offering by filing a Final Offering Circular Supplement.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

In this Offering Circular, the term “Hemp Naturals,” “we,” “us,” “our” or “the Company” refers to Hemp Naturals, Inc. The term ‘‘fiscal year’’ refers to our fiscal year ending November 30th. The term ‘‘common stock’’ refers to shares of the Company’s common stock.

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

PART - II

offering circular SUMMARY

Background

Hemp Naturals, Inc., a Delaware corporation (“the Company”) was incorporated on November 13, 2015 under the laws of the state of Delaware. We have performed limited business operations and have generated no revenue to date.

Mission Statement

Hemp Naturals, Inc. desires to utilize natural building strategies using renewable biocomposite materials like hempcrete to create energy efficient homes and non-toxic buildings to buy, sell or lease.

Overview

Hemp Naturals, Inc. is an early stage company that plans to transmute its existing business plan at this time from the anticipated sale of other hemp based products excluding our ‘Rolling Naturals’ rolling papers made out of hemp-based material that are presently available for sale at promotional prices that generate de minimus revenue to focus on real-estate development and remodeling utilizing biocomposite materials including but not limited to “HempCrete.” Hempcrete is made from lime and hemp shivs (a waste product from hemp fiber growing); it can be used for walls, floors, and for roof insulation; it’s breathable, absorbing and emitting moisture to regulate internal humidity and avoid trapped moisture and mold growth; it provides excellent acoustic and thermal insulation and thermal mass; it’s lightweight and reduces construction costs; and it’s environmentally friendly. We plan on purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit.

Real estate development is a multifaceted business encompassing activities that range from the renovation and re-lease of existing buildings to the purchase of raw land and the sale of improved parcels to others. Developers are the coordinators of the activities, converting ideas on paper into real property. Real estate development is different from construction.

Developers buy land, finance real estate deals, build or have builders build projects, create, imagine, control and orchestrate the process of development from the beginning to end. Developers usually take the greatest risk in the creation or renovation of real estate—and receive the greatest rewards. Typically, developers purchase a tract of land, determine the marketing of the property, develop the building program and design, obtain the necessary public approval and financing, build the structure, and lease, manage, and ultimately sell it. Developers work with many different counterparts along each step of this process, including architects, city planners, engineers, surveyors, inspectors, contractors, leasing agents and more.

Our expectation is that real estate development and remodeling utilizing biocomposite materials will become our primary business. The Company has not purchased, improved or sold any properties.

Our financial status creates doubt about whether we will continue as a going concern. As we had net losses of $6,497,319 and $3,973,404 for the fiscal years ended November 30, 2018 and 2017 respectively and we currently have limited assets with which to fund operations and pay for the expenses associated with complying with our reporting requirements under the federal securities laws.

Company Information

The Company will not limit itself geographically, however it intends to invest primarily in metropolitan areas in urban neighborhoods within the United States with initial focus on New York and Florida. The Company will search single family, multifamily, and commercial properties that it may purchase at a discount. The Company believes it can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Company’s director.

Our Offering

The Company is offering, on a best-efforts, self-underwritten basis, a number of shares of our common stock at a fixed priced per share at $0.005 with no minimum amount to be sold up to a maximum of 1,000,000,000 shares, but not to exceed $5,000,000 in gross proceeds. The fixed price per share determined upon qualification shall be fixed for the duration of the Offering unless a post-effective amendment is filed to reset the price per share and approved by the Commission. There is no minimum investment required from any individual investor. The shares are intended to be sold directly through the efforts of our officer and director.

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is: two billion two hundred twenty million (2,220,000,000). These shares shall be divided into two classes with two billion two hundred million (2,200,000,000) shares designated as common stock at $.0001 par value (the "Common Stock") and twenty million (20,000,000) shares designated as preferred stock at $.0001 par value (the "Preferred Stock").The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time.

We have 333,999,673 shares of Common Stock before the offering and no shares of Preferred Stock issued and outstanding. We will receive all proceeds from the sale of our common stock.

Our Chief Executive Officer, Levi Jacobson will be selling shares of common stock on behalf of the Company.

The Company is quoted on the OTC Pink market and there is a limited established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management will attempt to sell the shares being offered hereby on behalf of the Company. There is no underwriter for this offering. However, we may engage various securities brokers to place shares of common stock in this Offering with investors on a commission basis.  As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Completion of this offering is not subject to us raising a minimum offering amount. We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use. We have provided an estimate below of the gross proceeds to be received by the Company if 25%, 50%, 75%, and 100% of the common shares registered in the offering are sold at the final offering price of $.005 per share assuming the maximum amount of gross proceeds are received by the Company in the amount of $5,000,000.

Proceeds to Company in Offering

	Number of Shares	Offering Price (1)	Underwriting Discounts & Commissions	Approximate Gross Proceeds

Per Share
25% of Offering Sold	250,000,000	$.005	$0	$1,250,000
50% of Offering sold	500,000,000	$.005	$0	$2,500,000
75% of Offering Sold	750,000,000	$.005	$0	$3,750,000
Maximum Offering sold	1,000,000,000	$.005	$0	$5,000,000

(1)	Assuming an initial public offering price of $.005 per share, as set forth on the cover page of this offering circular.

Securities being offered by the Company

Up to a Maximum of 1,000,000,000 shares of common stock, at a fixed price per share of $.005 per share with no minimum amount to be sold but not to exceed $5,000,000 in gross proceeds. Our stock will be offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) thirty six months from the qualified date of this offering. unless extended by the Company, in its own discretion for up to another 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We will sell the shares at $.005 per share. The offering price per share may be changed only upon the qualification by the Commission of a post-qualification offering circular amendment.

Number of shares of common stock outstanding before the offering of common stock	329,996,002 common shares were currently issued and outstanding prior to this offering.

Number of shares of common stock outstanding after the offering of common stock	1,333,999,673 common shares will be issued and outstanding if we sell all of the common shares we are offering at an offering price of $.005 per share.

Number of shares of preferred stock outstanding before the offering of common stock	no preferred shares are currently issued and outstanding.

Number of shares of preferred stock outstanding after the offering of common stock	no preferred shares will be issued and outstanding.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	Our common shares trade in the OTC Marketplace under the ticker symbol HPMM. The average low trading price per share is $0.0325 for the last 5 trading days.

Use of Proceeds	We intend to use the gross proceeds to us for working capital, to purchase real estate, materials, inventory, and for any other general corporate purpose. The Company does not anticipate using any of the cash proceeds from this offering to pay off any debt obligation resulting from the lawsuit recently filed by Power Up Lending Group, LTD as referenced in Risk Factors, see Risks Relating to Certain Litigation and Legal proceedings. However, the company reserves the right to pay off the aforesaid debt from cash proceeds received in this offering if in the event maximum gross proceeds in the amount of $5,000,000 is received by the Company.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) Thirty Six months after this Offering Statement becomes qualified with the Securities and Exchange Commission unless extended by the Company, in its own discretion for up to another 90 days, or (ii) the date on which all the shares registered hereunder have been sold. (iii) At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Executive Officer, Levi Jacobson will sell the shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $20,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from our financial statements as of November 30, 2018 and 2017 respectively.

HEMP NATURALS, INC.

BALANCE SHEETS

	November 30, 2018	November 30, 2017
ASSETS
Current Assets
Cash	$98,248	$11
Other Receivable	4,525	—
Inventory	11,141	—
Prepaid Expenses	7,231,200	3,720,725
Total Current Assets	7,345,115	3,720,736

TOTAL ASSETS	$7,345,115	$3,720,736

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Derivative Liability	$915,878	$—
Convertible Notes Payable, net of debt discount of $210,001	73,020	—
Accrued Expenses	25,806	9,074
Total Current Liabilities	1,014,704	9,074

TOTAL LIABILITIES	1,014,704	9,074

Stockholders’ Equity
Preferred stock, $.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of November 30, 2018 and 2017	—	—

Common stock, $.0001 par value, 1,200,000,000 shares authorized, 324,739,783 and 266,125,983 shares issued and outstanding as of November 30, 2018 and 2017, respectively	32,474	26,613
Subscription Receivable	(4,000)	—
Additional Paid in Capital	16,823,358	7,709,151
Accumulated Deficit	(10,521,422)	(4,024,102)

Total Stockholders’ Equity	6,330,411	3,711,622

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$7,345,115	$3,720,736

HEMP NATURALS, INC.

STATEMENTS OF OPERATIONS

	For the year ended November 30, 2018	For the year ended November 30, 2017
Revenue	$—	$—

Operating Expenses
General and Administrative	5,754,945	3,973,404
Total Operating Expenses	5,754,945	3,973,404

Loss from Operations	$(5,754,945)	$(3,973,404)

Other Income(Expenses):
Interest Expense	(469,374)	—
Loss on Extinguishment of Debt	(1,561)	—
Loss on Change of Fair Value of Derivative Liability	(271,439)	—
Total Other Expenses	(742,374)	—
Loss Before Income Tax Provision	$(6,497,319)	$(3,973,404)
Income Tax Provision	—	—
Net Loss	$(6,497,319)	$(3,973404)
Basic and Diluted Net loss Per Common Stock	$(0.02)	$(0.09)
Weighted average number of common stock outstanding – basic and diluted	317,223,367	45,180,120

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1,070,000,000 or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included in this Offering Circular. The following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statement.

Overview

We are a early stage company with a transmuted business plan focusing now in the business of real estate development and remodeling utilizing biocomposite based products such as HempCrete. We plan on purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit. We own no real estate. Since inception, we have generated no revenue. We have general and administrative expenses of $5,754,945 with a net loss in the amount of ($6,497,319) for the fiscal year ending November 30, 2018 and general and administrative expenses of $3,973,404 with a net loss in the amount of ($3,973,404) for the year ending November 30, 2017. Our expenses are primarily attributed to general and administrative expenses. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $500,000 of funding from this offering. Upon achieving the minimum offering, we intend to execute on our proposed business plan of acquiring real estate. See “Company Information.” The number of properties that we will be able to acquire will depend on how quickly we are able to raise funds through this offering and the availability of debt financing. We expect the proceeds of this offering, together with funds from third party financings, will be sufficient for us to implement our business plan and that no additional equity, other than the proceeds of this offering, will need to be raised over the next six months in order to implement our business plan.

Plan of Operations

Our plan of operations for the next twelve (12) months is as follows:

Execute capital raise: Months 1-3

Estimated Cost: $50,000 to pay professional expenses pursuant to this offering.

Acquire real estate: Months 4-12

Acquire real estate to remodel and sell or lease.

The company will incorporate a flexible investment strategy that focuses around properties with the potential for significant capital appreciation, such as those requiring renovations or repositioning, those located in neighborhoods with high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

Specific strategies include, but are not limited to:

●	Acquiring or investing in properties in need of large-scale or cosmetic renovation.

●	Acquiring or investing in properties encumbered by existing tenancy.

●	Acquiring or investing in properties quickly from sellers with timing restrictions.

We plan on making a down payment to purchase properties representing at least 30% of the purchase price and financing the remaining percentage through a bank or credit union.

Estimated Cost: $2,000,000

Remodel and rehabilitate real estate and sell or lease: Months 9-12

Remodel and sell or lease real estate. We plan to hire contractors to remodel our properties, real estate agents to locate properties to purchase and sell, or lease, and attorneys to conduct title searches and perform closings, accountants, home inspectors, insurance agents and other knowledgeable professionals.

Estimated Costs: $2,000,000

Results of Operations

We had a loss from operations for the year ended November 30, 2018 of $5,754,945 including professional fees of $5,386,285, and organization and related expenses of $368,660. This is compared to an operating loss of $3,973,424 for the year ended November 30, 2017, which included professional fees of $146,244, share-based compensation of $3,600,000 and organization and related expenses of $227,180. The increase in net loss is due to increases in professional fees, rent and compensation. We project we will continue to have losses from operations until such time as we have sales from operations.

To provide cash for our operations, the Company has issued convertible promissory notes to several purchasers and has conducted private sales of shares of the Company’s common stock.

There can be no assurance that our efforts to implement our business plan will be successful or that we will obtain revenues or profitability.

Information included in this offering statement includes forward looking statements, which can be identified by the use of forward-looking terminology such as may, expect, anticipate, believe, estimate, or continue, or the negative thereof or other variations thereon or comparable terminology. The statements in "Risk Factors" and other statements and disclaimers in this report constitute cautionary statements identifying important factors, including risks and uncertainties, relating to the forward-looking statements that could cause actual results to differ materially from those reflected in the forward-looking statements.

Our activities have mostly been devoted to seeking capital and development of a business plan. Our business plan has recently changed from developing and marketing hemp based products like rolling papers that have generated no revenue to a focus on real estate developing and remodeling utilizing HempCrete and other industrial based hemp products used in construction of residential and commercial real estate. Our auditors have included an explanatory paragraph in their report on our financial statements, relating to the uncertainty of our business as a going concern, due to our lack of operating history or current revenues, its nature as a start-up business, management's limited experience and limited funds. We do not believe that conventional financing, such as bank loans, is available to us due to these factors. We have no bank line of credit available to us. Management believes that it will be able to raise the required funds for operations from one or more future offerings, in order to fully implement our business plan.

Our future operating results are subject to many facilities, including:

•	Our success in establishing positive and long lasting relationships with companies which manufacture products made out of industrial hemp like HempCrete;

•	The success of utilizing HempCrete in the remodeling of real estate;

•	Our ability to obtain additional financing; and

•	Other risks which we identify in future filings with the SEC.

Any or all of our forward looking statements in this offering statement and in any other public statements we make may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward looking statement can be guaranteed. In addition, we undertake no responsibility to update.

Contractual Obligations and Off-Balance Sheet Arrangements

We do not have any contractual obligations or off balance sheet arrangements.

Liquidity and Capital Resources

Our registered public accounting firm have issued, in their audit report, a going concern opinion reflecting a conclusion that our operations may not be able to continue because of a lack of financial resources. The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception. For the year ended November 30, 2018, the Company has a net loss of $6,497,319 and an accumulated deficit of $10,521,422 at November 30, 2018. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s website has been developed. Our expectation is that the promotional phase of rolling paper sales will transition to profitable operations during the next fiscal year, however there is no certainty regarding this. In the meantime, we plan to raise money in the next fiscal year through this offering and by issuing convertible notes and privately selling shares of common stock. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

For the year ended November 30, 2018, the Company recorded a net loss of $6,497,319 compared to net a loss of $3,973,404 for the year ended November 30, 2017. The change in operating expenses is due to increased professional fees, inventory purchases and increased organizational and related expenses, which consisted primarily of office rent expense and compensation. During the year ended November 30, 2017, a total of 250,700,000 shares of common shares were issued as compensation for services rendered to the Company and prepayment for consulting and office rent. These shares were valued at the most recent sales price of $.03 per share. During the year ended November 30, 2018, a total of 58,000,000 shares of common stock were issued as compensation for prepayment for consulting. These share were valued at the most recent sales price of $.155 per share.

For the year ended November 30, 2018, the Company used $207,112 in cash in operating activities, compared to $164,292 used for the year ended November 30, 2017. The change in cash flow is due to increased operating expenses for the period.

For the year ended November 30, 2018, the Company financing activities provided $305,350 in cash, compared to $118,286 for the year ended November 30, 2017. The increase in 2018 was primarily due to an increase convertible notes issued by the Company.

	November 30, 2018	November 30, 2017
Cash	$98,248	$11

The increase in cash of $98,237 since the end of fiscal year 2017 was due to increased sales of convertible notes. There are no limitations on our ability to access our cash.

The Company has 16 Notes outstanding that involve convertible securities, more specifically Promissory Notes, (“Notes”) at interest rates ranging from 10-18% that allow the holders to receive interest payments in the form of our common shares and allows holders to convert their Notes into our common shares at a average discount of about 45% to the market price. That means that the lower the stock price, the more shares the Company must issue on conversion. There are approximately 169,518,558 shares of our common stock in reserve and held by V Stock Transfer, our transfer agent for conversion. If the holders of our Notes decided to convert all their shares, our common shares issued and outstanding would increase from 329,996,002 to 499,514,560. That means our existing shareholders would have a book value loss per share in the amount of $.0065 per share. The more shares the company issues on conversion, the greater the dilution to the Company’s shareholders, will be. Revenues per share will be lower, and shareholders will own proportionally less of the Company. Since the conversion is based on a market price based conversion formula, the risk of potential adverse effects increases with a market price based conversion formula. The greater the dilution, the greater the potential that our stock price per share will fall. The more the stock price falls, the greater the number of shares the Company may have to issue in future conversions and the harder it might be for the Company to obtain financing.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Certain Litigation

A claim has been filed against the Company, Company’s Chief Executive Officer and Secretary alleging contractual violations of Notes and Security Purhcase Agreements with plaintiff shareholder Power Up Lending Group, LTD.

On June 7, 2019, the Company was served with a summons and complaint filed by plaintiff shareholder Power Up Lending Group, LTD in Supreme Court of the State of New York, county of Nassau against Hemp Naturals, Inc., Levi Jacobson, our CEO and Yosef Bleier, husband of Maryna Bleier, our Secretary. The complaint substantively alleges that the defendants, collectively or individually breached their contractual obligations pursuant to convertible promissory notes dated December 6, 2018 in the principal amount of $43,000 and March 14, 2019 in the principal amount of $68,000 for failure to remain an Exchange Act reporting company. Plaintiff has requested injunctive relief and monetary damages. In the spirit of resolution, we have entered into discussions with Power Up Lending Group, LTD but there is no stipulation agreement. We have received information from Power Up Lending Group, LTD that the total pay off of the Notes including interest, default interest and default amount as of July 19, 2019 to be in the approximate amount of $175,603.39 pursuant to the terms and conditions of the Security Purchase Agreements and Notes. We do not have cash on hand to pay off the debt. If we utilize our common stock to pay off the debt, we will have to issue approximately 2,902,536 shares based on a variable conversion price of $.0605 which is a 45% discount rate to the lowest trading price in the last twenty days of trading in the OTC Markets Pink tier. The result of a share issuance would result in a book value loss of $.0002 per share to our existing shareholders.

On July 8, 2019, defendants through their legal counsel filed a Notice of Removal of Action in the United States District Court Eastern District of New York. We cannot predict the outcome or impact of any ongoing matters, and there exists the possibility that we could be subject to liability, penalties and other restrictive sanctions and adverse consequences if a court of law rules in favor of Plaintiff. Moreover, we expect to incur costs in defending the lawsuit and responding to related requests for information.

Risks Relating to Our Company and Our Industry

One of the keys to the success of our future business will be establishing positive and long lasting relationships with companies which manufacture products made out of industrial hemp like HempCrete.

HempCrete is in short supply in the U.S. and usually has to be imported from places that have already legalized industrial hemp like Canada, United Kingdom or France. However, the Farm Bill passed in December of 2018 legalized the production of industrial hemp by removing it from the list of federally controlled substances making industrial hemp a lawful industrial commodity. This change in the federal law may make it easier to build relationships with companies in the U.S. that sell or will sell industrial hemp based products including but not limited to HempCrete.

Hempcrete requires a building permit in most states in the U.S.

In the United States, a special building permit is required for the majority of states to utilize hempcrete if you are restoring or building a home or commercial property. Hempcrete does not yet have a certification/standard from the International Code Council (ICC) or the American Society for Testing and Materials (ASTM), so local building officials must be informed on a case-by-case basis. Although hempcrete has received approval by the British Board of Agrement, this certification does not help with the permitting process in the United States of America (USA).

There are studies relating to current building materials and health.

According to Danny Gough of Energy Solutions, (WSJ HomePlace 01/12/14), in a report released by the Healthy Building Network, researchers looked into over 1,300 ingredients found in common building products and identified 38 chemicals that can cause asthma.

 Competition from both large, established industry participants and new market entrants.

Our competition in the home renovation industry is highly competitive with numerous participants from new market entrants and established industry participants. Some established competitors have greater resources and better accessibility than us, therefore they are able to adapt more quickly to changes in customer requirements and reach customers easily from all over the globe.

The Company has not generated any revenues to date since our inception November 13, 2015.

The Company demonstrates adverse conditions that raise substantial doubt about the Company's ability to continue as a going concern for one year following the issuance of these financial statements. These adverse conditions are negative financial trends, specifically operating loss, working capital deficiency, and other adverse key financial ratios. We may not be able to generate revenues in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and become profitable.

The Company has not established any source of revenue to cover its operating costs. Management plans to fund operating expenses with related party contributions to capital. There is no assurance that management's plan will be successful.

The accompanying financial statements have been prepared assuming the company will continue as a going concern.

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

The company is subject to the risks inherent in the creation of a new business.

The Company is subject to substantially all the risks inherent in the creation of a new business. The implementation of our business strategy is still in the early stage. Our business and operations should be considered to be in the early stage and subject to all of the risks inherent in the establishment of an emerging business venture. Accordingly, our intended business and operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects, and operations and the value of an investment in the Company.

We may be subject to Government laws and regulations particular to our operations with which we may be unable to comply.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts and further restrictions imposed upon Industrial Hemp within the United States. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

The U.S. laws pertaining to the importation and exportation of hemp based products may adversely affect our ability to fully implement our business plan.

In the United States today the U.S. Customs Service has a “zero tolerance standard” for the importation of industrial hemp. What this means is that a product cannot have any potentially dangerous substances contained in it or it will be considered adulterated and unfit for human consumption, and thus illegal to possess or use per U.S. Federal Law. In 2001 the DEA elaborated on this and clarified that any product with any quantity of THC in it at all cannot be imported into the United States. Since no hemp based products containing THC are legally permitted in the United States such products with THC are not allowed to be exported out of the United States either. Because of the strict laws that exist with the U.S. importation and exportation of industrial hemp products our business could be adversely affected.

Any failure to maintain adequate general liability, commercial and service liability insurance could subject us to significant losses of income.

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims. Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition. There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Our revenue growth rate depends primarily on our ability to execute our business plan.

We may not be able to identify and maintain the necessary relationships within our industry.  Our ability to execute our business plan also depends on other factors, including the ability to:

1. Negotiate and maintain contracts and agreements with acceptable terms;

2. Hire and train qualified personnel;

3. Maintain marketing and development costs at affordable rates; and,

4. Maintain an affordable labor force.

A decline in general economic condition could lead to reduced consumer traffic and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including chiefly the demand for industrial hemp products, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

A failure to manage our growth effectively could harm our business and offering results.

Financial and management controls, and information systems may be inadequate to support our expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls, and to hire, train, and retain management and staff. We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure. Our failure to manage our growth effectively could harm our business and operating results.

The company’s ability to expand its operations will depend upon the company’s ability to raise significant additional financing as well as to generate income.

Developing our business may require significant capital in the future. To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing. Third-party financing may not, however, be available on terms favorable to us, or at all. Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt. These factors may make the timing, amount, terms and conditions of additional financings unattractive. Our inability to raise capital could impede our growth.

If we fail to maintain the value of our brand, our sales are likely to decline

Our success depends on the value created by Hemp Naturals. Maintaining, promoting and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality customer experience. Our brand could be adversely affected if we fail to achieve these objectives or if our public image or reputation were to be tarnished by negative publicity. Any of these events could result in a decrease in sales and market share.

Any acquisitions that we make could disrupt our business and harm our financial condition

We expect to evaluate potential strategic acquisitions of complementary businesses, products or technologies from time to time. We may also consider joint ventures and other collaborative projects. We may not be able to identify appropriate acquisition candidates or strategic partners of any businesses, products or technologies. Furthermore, the integration of any acquisition and management of any collaborative project may divert management’s time and resources from our core business and disrupt our operations. If we decide to expand our product offerings beyond our current products, we may spend time and money on projects that do not increase our sales. Any cash acquisition we pursue would diminish the cash available to us for other uses, and any stock acquisition would dilute our stockholders’ ownership. While we, from time to time, evaluate potential collaborative projects and acquisitions of businesses, products and technologies, and anticipate continuing to make these evaluations, we have no present understandings, commitments or agreements with respect to any future acquisitions or collaborative projects.

Strong competition in the Hemp industry could decrease our market share.

The hemp industry is highly competitive. We compete with various corporations and business entities with business plans comparable to our own. In addition, some of our competitors may have substantially greater name recognition and financial and other resources than we have, which may enable them to compete more effectively for the available market share. We also expect to face increased competition as a result of new entrants to the hemp industry, we may not be able to compete successfully against current or future competitors and may face competitive pressures that could adversely affect our business or results of operations.

Our success depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our senior executives and other key employees. If one or more of our senior executives or key employees are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the hemp industry is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the hemp industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• General Economic Conditions;

• The number and quality of products we will have available for sale;

• Our ability to retain, grow our business and attract new clients;

• Administrative Costs;

• Advertising and other marketing costs;

• Web traffic to our future website;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our current Chief Executive Officer, Levi Jacobson, beneficially owns approximately or has the right to vote on 61.59% of our outstanding common stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by Mr. Jacobson could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Jacobson’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Levi Jacobson, our Chief Executive Officer. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Levi Jacobson, our Chief Executive Officer. The loss of his services would delay our business operations substantially.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Risks Relating to the Company’s Securities

Our shares of common stock are thinly traded, the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Our shares of common stock are thinly traded, our common stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps including utilizing investor awareness campaigns and firms, press releases, road shows and conferences to increase awareness of our business. Any steps that we might take to bring us to the awareness of investors may require that we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a low price for our shares of common stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans. Furthermore, our securities are currently traded on the OTC Pink markets where it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about these companies, and (3) to obtain needed capital.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock is currently subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or another national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenues of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 2,220,000,000 shares of capital stock consisting of 2,200,000,000 shares of common stock and 20,000,000 of preferred stock of which 333,999,673 common shares are issued and outstanding as of November 6, 2019. There are no outstanding preferred shares. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently, each one (1) share of Preferred Stock shall have voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to one hundred (100) shares of common stock.

Our preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Shareholders who hold unregistered shares of our common stock may be subject to resale restrictions pursuant to Rule 144, due to broker/dealers perceived status that we are a “Shell Company.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, because we have nominal operations and assets, we may still be considered a “shell company” pursuant to Rule 144 and as such, sales of our securities pursuant to Rule 144 may not be able to be made until we have ceased to be a “shell company” as determined by a broker/dealer and we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” (i.e., information similar to that which would be found in a Form 10 Registration Statement filing with the SEC has been filed with the Commission reflecting the Company’s  status as a non-“shell company.” Broker/Dealers may not allow our non-registered securities to be sold pursuant to Rule 144, until one year after filing Form 10 like information with the SEC any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose may have no liquidity until and unless such securities are registered with the Commission and/or until 12 months after we cease to be a “shell company” if we are deemed to be a shell company by a broker/dealer or OTC MarketPlace and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our perceived status as a “shell company” by a broker/dealer or OTC MarketPlace could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. In addition, we are subject to the limited reporting requirements pursuant to Rule 257(b) and not the full reporting requirements of the Exchange Act. Therefore, broker/dealers may not accept our non-registered securities for deposit until we voluntarily file quarterly reports in addition to our semi-annual and annual report that would then meet Rule 144 public information requirements.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to Hemp Naturals, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our Chief Executive Officer, Levi Jacobson, has limited experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mr. Jacobson has limited experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, and a direct public offering that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our Chief Executive Officer Levi Jacobson, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

INDUSTRY OVERVIEW

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

History of Hempcrete

Hempcrete was developed in France in the mid-1980s, for the use in construction where cultivation of industrial hemp is legal. The use of hempcrete has gradually spread, first across Europe and more recently around the world, and the number of people using it, both in new build and in the repair of older buildings, continues to grow. People began experimenting to find an appropriate replacement for deteriorated wattle and daub in medieval timber-frame buildings. Across Europe, awareness was growing about the extensive damage that had been done to such buildings in the post-war period through ill-advised repairs using ordinary Portland cement. Using this material to replace the vapor permeable earth and lime mortars and natural cements in historic buildings prevented the buildings’ fabric from breathing. This in turn led to the retention of moisture within the fabric, which damaged the timber frames.

A replacement was sought that would not only preserve the vapor permeable nature of a building’s fabric, thereby keeping it in good health, but also provide insulation. It was discovered that the stem of the hemp plant, highly durable and comprised of strong cellulose (capable of going from wet to dry and vice versa almost indefinitely without degrading), was the ideal aggregate to add to lime mortars to achieve this effect. The cell structure of the hemp stalk and the matrix structure created by the individual pieces of hemp inside the wall, together with the properties of the lime binder itself, a hempcrete wall has a good ability to absorb and release moisture. Since a great deal of air is trapped inside a hempcrete wall (both within the hemp itself and within the matrix of the hemp shiv in the cast material), it is a surprisingly good insulating material, and the density which the lime binder adds gives the finished material a good amount of thermal mass. Almost as soon as this technique was developed for the repair of historic buildings, people started experimenting with its use in sustainable new build and found that it was equally suitable for this application.

In France and the United Kingdom, a great many buildings, both commercial and residential, have now been built with hempcrete. A notable upsurge in the commercial use of hempcrete came with the Renewable House Programme, funded by the UK government between 2007 and 2010. Under this scheme, a range of developers received varying levels of public funding to build social housing using natural renewable materials, resulting in the construction of around 200 homes. Of the twelve projects funded, seven used hempcrete as an insulation material. In the United States, the first modern hemp house was constructed in 2010, in North Carolina. There are now about 50 such homes in the country.

USING INDUSTRIAL HEMP IN CONSTRUCTION

Hempcrete is the popular term for a hemp and lime composite building material. Hempcrete has excellent qualities. It is breathable and has exceptional thermal performance and is fire resistant. The main ways in which hemp is used in construction are to make hempcrete and to provide fibers for quilt insulation.

Lime is mixed with the woody, balsa-like core of the hemp plant, the shiv which might otherwise be a wasted byproduct to form a paste or slurry that quickly dries into a highly effective, airtight yet breathable, thermal and acoustic insulating material. Hempcrete is flexible, lightweight, free from toxins, and is even resistant to fire and some pests. The cost is equal to or less than traditional insulating products such as fiberglass and concrete. Hempcrete’s thermal properties typically outperform and outlast traditional insulation products, especially synthetic materials. Traditional materials are typically mined or manufactured, taking a much greater toll on the environment than eco-friendly hemp. Hempcrete is sold under a variety of names and is available in several forms: pre-cast blocks or “bricks,” slurry that can be sprayed into tight spaces, and pre-cast panels. Panels may include a hemp-fiber quilt insulating layer in addition to hempcrete, providing better insulating performance. Panels are often timber-framed, yielding structural panels that can be assembled onsite. They combine support and insulation and form an airtight, thermal envelope. These panels are suitable for one- to three-story structures such as single-family homes, schools and commercial buildings.

Hempcrete can be used for walls, ceilings, floor slabs, and for roof insulation in both new build and restoration projects; it’s breathable, absorbing and emitting moisture to regulate internal humidity and avoid trapped moisture and mold growth; it provides excellent acoustic and thermal insulation and thermal mass; it’s lightweight and reduces construction costs; and it’s environmentally friendly. Hempcrete is fire resistant, it’s mold proof, it’s pest resistant and is carbon negative, meaning it absorbs carbon in the atmosphere. It also absorbs the impurities in the ground and then releases nutrients back into the soil.

Hemp for use in construction forms a relatively small, but growing, proportion of the output from hemp farming in Canada and the United Kingdom. HempCrete is in short supply in the U.S. and usually has to be imported from places that have already legalized hemp like Canada, U.K or France. In the U.S., there is a little less than 10,000 acres so far, enough for about 5,000 single-family homes. Cultivated acreage in Canada is double that, and in China’s Yunnan province, 10,000 farmers grow it. Roughly 30 nations now produce hemp, including Spain, Austria, Russia and Australia. However, the Farm Bill passed in December of 2018 legalized the production of industrial hemp by removing it from the list of federally controlled substances making industrial hemp a lawful industrial commodity. This change in the federal law may make it easier to build relationships with companies in the U.S. that sell or will sell industrial hemp based products including but not limited to HempCrete to be used in construction.

In the U.S., there are no agreed standards for the characteristics of hemp shiv for the construction industry, nor for its production or processing. In France, where the hemp building industry is more established, there are strict guidelines for hemp farmers that govern the quality and colour of hemp shiv to be used in construction, and it is hoped that, in time, similar standards for the nature and quality of the product can be agreed for the U.S. industry.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Corporate History

Hemp Naturals, Inc., a Delaware corporation (“the Company”) was incorporated under the laws of the State of Delaware on November 13, 2015.

On November 18, 2015 Levi Jacobson was appointed as Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer and Director.

On November 18, 2015 Maryna Bleier was appointed as Secretary.

BUSINESS AND RECENT DEVELOPMENTS

Hemp Naturals, Inc. is a real estate company engaged in purchasing properties for the purpose of keeping them as rental properties, and/or remodeling them and selling them at a profit.

Competitive Business Conditions within the Industry

We will face competition from other owners, investors and developers that are looking to acquire similar properties and who may implement or are already implementing a similar business plan to ours. Further, we may be at a disadvantage to our competition who may have greater capital resources than we do, specifically cash. It has become increasingly difficult to obtain lending on many properties and those developers that are able to close without financing and pay the full purchase price of a property in cash may be able to close on more properties or will be able to negotiate better purchasing terms.

Customers

Our primary customers are middle-class individuals, and first time home buyers. Our demographics include individuals seeking to purchase homes from $300,000 to $500,000.

Government Approval of Principal Products or Services

There are no principal products or services, which require government approval as all of our principal products and services comply with government regulations.

Effect of Existing Governmental Regulation on our Business

There is no regulation of this specific type of business other than the normal business restrictions that apply to all businesses. Included in normal business restrictions is the effect of interest rates on our financing, investment properties, and potential real estate purchasers and sellers.

Number of Total Employees and Part-Time Employees

We currently employ 2 part time employees.

Business Strategies

The Company’s focus is to acquire various real estate related assets such single family, multifamily and commercial properties urban neighborhoods throughout United States.

Geographic Scope

The Company will not limit itself geographically, however it intends to invest primarily in metropolitan areas in urban neighborhoods within the United States with initial focus on New York and Florida. The Company will search single family, multifamily, and commercial properties that it may purchase at a discount. The Company believes it can successfully identify such a potential target acquisition based upon the depth and the breadth of the industry experience, contacts and industry knowledge of the Company’s director.

Competitive Strengths within the Industry

The Company relies on our sole director Mr. Jacobson and his personal expertise and experience in the real estate industry. The Company has many ties to the New York and Florida communities and has cultivated relationships with individuals and companies there.

Milestones

We hope to reach the following milestones in the next 12 months:

Acquire real estate: Months 6-12

Acquire real estate to develop, remodel and sell or lease.

The company will incorporate a flexible investment strategy that focuses around properties with the potential for significant capital appreciation, such as those requiring renovations or repositioning, those located in neighborhoods with high growth potential and those available from sellers who are distressed or face time-sensitive deadlines.

Specific strategies include, but are not limited to:

●	Acquiring or investing in properties in need of large-scale or cosmetic renovation.

●	Acquiring or investing in properties encumbered by existing tenancy.

●	Acquiring or investing in properties quickly from sellers with timing restrictions.

We plan on making a down payment to purchase properties representing at least 30% of the purchase price and financing the remaining percentage through a bank or credit union.

Estimated Cost: $2,000,000

Remodel and rehabilitate real estate and sell or lease: Months 9-12

Remodel and sell or lease real estate.

Remodel and sell or lease real estate. We plan to hire contractors to remodel our properties, real estate agents to locate properties to purchase and sell, or lease, and attorneys to conduct title searches and perform closings, accountants, home inspectors, insurance agents and other knowledgeable professionals.

Estimated Costs: $2,000,000

Employees

As of April 1, 2019, we have two part time employees, Levi Jacobson our Chief Executive Officer and Maryna Bleier our Secretary.

Currently, both Mr. Jacobson and Ms. Bleier have the flexibility to work on our business up to 25 to 30 hours per week, but are prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officer and director.

During the transmutation of our business plan from selling hemp based products, we intend to hire independent consultants to assist in the development and execution of our business operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and direct public offering basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $.005. The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50%, and 25% of the maximum number of common shares offered for sale by the Company. There is no assurance that we will raise the full $5,000,000 maximum as anticipated.

If 1,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Real Estate Acquisition Fees	$1,000,000
Related Real estate Acquisition Costs	$500,000
Remodeling or new build costs	$1,000,000
Marketing Budget to Sell or Lease properties	$500,000
Operating Capital	$1,000,000
Contractor Expenses	$980,000
Offering Expenses	$20,000
TOTAL	$5,000,000

If 750,000,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Real Estate Acquisition Fees	$750,000
Related Real estate Acquisition Costs	$375,000
Remodeling or new build costs	$750,000
Marketing Budget to Sell or Lease properties	$375,000
Operating Capital	$750,000
Contractor Expenses	$730,000
Offering Expenses	$20,000
TOTAL	$3,750,000

If 500,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Real Estate Acquisition Fees	$ 500,000
Related Real estate Acquisition Costs	$250,000
Remodeling or new build costs	$500,000
Marketing Budget to Sell or Lease properties	$250,000
Operating Capital	$500,000
Contractor Expenses	$480,000
Offering Expenses	$20,000
TOTAL	$2,500,000

If 250,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Real Estate Acquisition Fees	$ 250,000
Related Real estate Acquisition Costs	$125,000
Remodeling or new build costs	$250,000
Marketing Budget to Sell or Lease properties	$125,000
Operating Capital	$250,000
Contractor Expenses	$230,000
Offering Expenses	$20,000
TOTAL	$1,250,000

The above figures represent only estimated costs for the next 12 months.

DETERMINATION OF OFFERING PRICE

The Company is quoted on the OTC Pink market and there is a limited established market for our stock. The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

There is no assurance that our common stock will trade at market prices in excess of our offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

Purchasers of our common stock in this Offering will experience an immediate dilution of net tangible book value per share from the public offering price. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of shares of common stock and the net tangible book value per share immediately after this Offering.

The following table illustrates the dilution to the purchasers of the common stock sold in this offering based on the offering price of $.005 per share if 100%, 50% and 25% of the maximum number of shares offered are sold, not to exceed $5,000,000 in gross proceeds.

The values in the table immediately following are rounded to the nearest thousandths place.

	(25% of the shares are sold in the offering)	(50% of the shares are sold in the offering	(100% of shares are sold in the offering)
Offering Price Per Share	$.005	$.005	$.005
Book Value Per Share Before the Offering	$.020	$.020	$.020
Book Value Per Share After the Offering	$.013	$.011	$.009
Net Increase to Original Shareholder	$(.006)	$(.009)	$(.010)
Decrease in Investment to New Shareholders	$.011	$.014	$.015
Dilution to New Shareholders (%)	220%	280%	300%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$6,330,411
Net proceeds from this offering	5,000,000
$11,330,411
Denominator:
Shares of common stock outstanding prior to this offering	329,996,002
Shares of common stock to be sold in this offering offered by the Company (100%)	1,000,000,000
1,329,996,002

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$6,330,411
Net proceeds from this offering	2,500,000
$8,830,411
Denominator:
Shares of common stock outstanding prior to this offering	329,996,002
Shares of common stock to be sold in this offering offered by the Company (50%)	500,000,000
829,996,002

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$6,330,411
Net proceeds from this offering	1,250,000
$7,580,411
Denominator:
Shares of common stock outstanding prior to this offering	329,996,002
Shares of common stock to be sold in this offering (25%)	250,000,000
579,996,002

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Levi Jacobson, our sole officer and director and through a direct public offering. Our Common Stock may be sold or distributed from time to time by Mr. Jacobson or directly to one or more purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the Company may also use crowdfunding sites, brokers, dealers, or underwriters who may act solely as agents at a price of $ .005 per share. The sale of our common stock offered by us through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfunding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. We may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this offering statement. In addition, we may transfer the shares of our common stock by other means not described in this offering statement. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the Company and/or purchasers of the common stock for whom the broker-dealers may act as agent.

The Company has 333,999,673 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 1,000,000,000 shares of its common stock for sale at the price of $ .005 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Levi Jacobson will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Levi Jacobson is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Levi Jacobson will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Jacobson is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Jacobson will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Levi Jacobson will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 1,000,000,000 shares being offered on behalf of the Company. The price per share will be $ .005 for the duration of this offering.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Hemp Naturals, Inc.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of the following. The total number of shares of capital stock which the Corporation shall have authority to issue is: two billion two hundred twenty million (2,220,000,000). These shares shall be divided into two classes with two billion two hundred million (2,200,000,000) shares designated as common stock at $.0001 par value (the "Common Stock") and twenty million (20,000,000) shares designated as preferred stock at $.0001 par value (the "Preferred Stock").The Preferred Stock of the Corporation shall be issuable by authority of the Board of Director(s) of the Corporation in one or more classes or one or more series within any class and such classes or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board of Directors of the Corporation may determine, from time to time. We have 333,999,673 common shares outstanding as of the date of this filing.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

We have no shares of preferred stock issued and outstanding.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

VStock Transfer, LLC is our transfer agent with an address of 18 Lafayette Place, Woodmere, NY 11598.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Carl Ranno, attorney at law.

The financial statements included in this offering circular and the offering statement have been audited by Prager Metis CPAS, LLC, certified public accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the offering statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

At this time our office space is provided to us rent free by our Secretary Maryna Bleier. Our office space is located at 16950 North Bay Road, Suite 1803 Sunny Isles Beach, Florida 33160.

LEGAL PROCEEDINGS

On June 7, 2019, the Company was served with a summons and complaint filed by plaintiff shareholder Power Up Lending Group, LTD in Supreme Court of the State of New York, county of Nassau against Hemp Naturals, Inc., Levi Jacobson, our CEO and Yosef Bleier, husband of Maryna Bleier, our Secretary. The complaint substantively alleges that the defendants, collectively or individually breached their contractual obligations for failure to remain an Exchange Act reporting company resulting in plaintiff’s inability to convert their Notes into common shares. Plaintiff has requested injunctive relief and monetary damages. On July 8, 2019, defendants through their legal counsel filed a Notice of Removal of Action to the United States District Court Eastern District of New York.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Levi Jacobson	29	Chief Executive Officer, Chief Operations Officer, Chief Financial Officer, Chief Accounting Officer, Director
Maryna Bleier	31	Secretary

Levi Jacobson- Chief Executive Officer, Chief operations Officer, Chief Financial Officer, Chief Accounting Officer, Director

Mr. Jacobson studied business and economics at Touro College, which he graduated from in 2014. From February 2015 to August 2015 Mr. Jacobson worked for Blue Car Enterprise as a Manager/Director specializing in sales and ad management. Mr. Jacobson has been the CEO and director of the Company since November 13, 2015. From 2016 through present, Mr. Jacobson has been working at Bluejay Management LLC, a real estate developer in Hewlett, NY assisting management in all aspects of real estate including property management, collection of rents and remodeling.

Maryna Bleier- Secretary

Mrs. Bleier graduated from the National Institute of Business in Ukraine with an International Business and Entrepreneurial Degree in 2008. From 2009 until 2014 Mrs. Bleier was self-employed as an importer of Ukrainian goods. The goods she has successfully imported into the United States have been distributed throughout the Country with a particular emphasis on Brighton Beach in Brooklyn NY. Mrs. Bleir has been the Secretary of the Company since November 13, 2015.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our sole Director has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that the sole Director is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The sole Director of the Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Officer compensation for the year ended November 30, 2018 totaled $65,500. The CEO, Levi Jacobson, was paid $65,500 and the Secretary, Maryna Bleier, was paid $0, as compared to the year ended November 30, 2017 when the CEO was paid $23,235 and the Secretary was paid $19,285. These payments to the officers were made with cash available from sales of common shares and convertible notes. In addition, in November 2017, our CEO received 120,000,000 shares of common stock at $.03 as compensation for work performed for the Company. On November 17, 2017 and January 16, 2018, Blue Car Enterprise, Inc., a company solely owned by Mr. Jacobson was issued 45,000,000 and 29,000,000 shares of common stock valued at $.1050 and $.1520 per share respectively pursuant to a consulting agreement with the Company. Mr. Jacobson is deemed to be the indirect beneficial shareholder of Blue Car Enterprise, Inc. Due to the current lack of product sales, Mr. Jacobson and Ms. Bleier are not receiving any regular compensation, cash or otherwise, for their services until such times as revenues are forthcoming. Mr. Jacobson is the sole director. There is no option or non-cash compensation plan at this time. No amounts are paid or payable to the director for acting as such. No Board committees have been established. Due to the small size of Hemp Naturals, Inc.’s operations, the entire Board of Directors functions as the audit committee; Mr. Jacobson is not a “financial expert” as defined in Regulation S-K 407. We have no independent director.

The following table sets forth the compensation of the Company's sole executive officer for the years ended November 30, 2018 and 2017.

Name:	Fiscal Year:	Salary, Fees, Commissions ($):	Bonus ($):	Stock Awards ($):	Stock Options ($):	All Other Compensation ($):	Total ($):
Levi Jacobson CEO, Director	2018	--	--	$4,725,000	--	65,500	4,790,500
	2017	--	--	$8,325,000	--	25,235	8,350,235
Maryna Bleier Secretary	2018	--	--	--	--	-	-
	2017	--	--	--	--	19,285	19,285

 Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since our incorporation.

Employment Agreements

We do not have an employment or consulting agreements with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the shares of common equity beneficially owned as of November 7, 2019 by (i) each person known to us to be the beneficial owner of more than 5% of our common equity; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common equity shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

Title of Class	Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Voting Percentage (1)	Voting Percentage After Offering

Common Stock	Levi Jacobson	16950 North Bay Road, Suite 1803, Sunny Isles Beach, FL 33160	200,001,666	60.61%	*****%
Common Stock	Maryna Bleier***	16950 North Bay Road, Suite 1803, Sunny Isles Beach, FL 33160	6,001,666	1.82%	*****%
Common Stock	Mazel Property* Enterprise, Inc.	1365 Carroll Street, Brooklyn, NY 11213	34,477,778	10.45%	*****%
Common Stock	Blue Car Enterprise, Inc.**	636 Eastern Parkway, Brooklyn, NY 11213	74,000,000	22.42%	*****%
Common Stock	Jewish Enrichment Center, Inc.****	251 NE 187th Street, Miami, FL 33179	45,000,000	13.64%	*****%
Common Stock	Elad National Properties, Inc.*****	1830 South Ocean Drive, Hallandale Beach, FL 33009	29,000,000	8.79%
All Officers and Directors (2 persons)			132,003,332	40.067%	*****%

(1) Based on 329,996,002 common shares outstanding as of June 10, 2019.

*	Mazel Property Enterprise, Inc. is an entity wholly owned by Miriam Bleier, mother in-law of Maryna Bleier, our Secretary
**	Blue Car Enterprise, Inc. is an entity wholly owned by Levi Jacobson, our sole director. Mr. Jacobson is deemed the indirect and beneficial owner of these shares since he has voting and investment control over the shares.
***	Jewish Enrichment Center, Inc. is an entity wholly owned by Yosef Bleier who is the husband of our Secretary.
****	Elad National Properties, Inc. is an entity wholly owned by Shlomo Bleier who is the father-in-law of our Secretary.
*****	Voting Percentage After Offering will be determined after Qualification of Offering Statement by the Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 18, 2015 the Company issued 6,000,000 shares of restricted common stock to Levi Jacobson and 6,000,000 shares of restricted common stock to Maryna Bleier. The shares were issued in exchange for developing the Company’s business plan. The fair value of the shares issued as compensation was $0.0001 per share. The Company recorded 1,220 in stock based compensation. On November 17, 2017 the Company issued 120,000,000 shares of restricted common stock to Mr. Jacobson as compensation for developing the business plan. The fair value of the shares issued as compensation was $0.03 per share. The Company recorded $3,600,000 in stock based compensation. On November 17, 2017, the Company issued 45,000,000 shares to Blue Car Enterprise, Inc. and on January 16, 2018, the Company issued 29,000,000 shares to Blue Car Enterprise, Inc. as compensation for a 2 year agreement to provide consulting services to the Company relating to the development of our business plan and for the development and distribution of products for the Company. Blue Car Enterprise is an entity solely owned by our CEO. The fair value of the shares issued as compensation was $0.03 per share. $1,323,750 was posted as prepaid consulting and $26,250 was recorded as consulting fees.

The Company entered into agreement to issue restricted and unregistered shares to the following individuals and entities:

1) 40,000,000 common shares to Mazel Property Enterprise Corp. on May 8, 2017 with an address of 1365 Carrol Street, Apt. 2C, Brooklyn, NY 11213. The shares were agreed upon as rent paid upfront for seven years pursuant to the Lease Agreement. The shares were issued on February 20, 2018. Miriam Bleier is considered the indirect beneficial owner of these shares as she is the sole shareholder of Mazel Property Enterprise, Corp. Miriam Bleier is the mother-in-law of Maryna Bleier, our secretary.

2) 45,000,000 common shares to Blue Car Enterprise, Inc., a Delaware corporation with an address of 580 Fifth Avenue, 10th Floor, NY, NY 10036 on November 17, 2017 and 29,000,000 shares were issued on January 16, 2018. The shares were issued to further develop the company’s business plan and the development and distribution of products for the Company. Levi Jacobson, our sole director is considered the indirect beneficial owner of these shares as he is the sole shareholder of Blue Car Enterprise, Inc.

3) 45,000,000 common shares to the Jewish Enrichment Center, Inc., a Delaware corporation with an address of 724 Indian Rocks Road, Belle Air Florida, 33756 on November 17, 2017. The shares were issued for consulting services. Yosef Bleier is considered the indirect beneficial owner of these shares as he is the sole shareholder of Jewish Enrichment Center, Inc. Yosef Bleier is the husband of Maryna Bleier, our secretary.

4) 29,000,000 common shares to Elad National Properties, Inc., a Delaware corporation with an address of 1365 Carrol Street, Apt. 2C, Brooklyn, NY 11213 on January 16, 2018. The shares were issued to help materialize the business plan. Shlomo Bleier is considered the indirect beneficial owner of these shares. Shlomo Bleier is the father-in-law of Maryna Bleier, Secretary of Hemp Naturals, Inc.

5) 120,000,000 common shares to Levi Jacobson with an address of 646 Eastern Parkway, Brooklyn, NY 11213 on November 17, 2017 and 6,000,000 shares on August 17, 2017. The shares were issued to develop the company’s business plan. Levi Jacobson is our sole director.

6) 120,000,000 common shares to Marathon Properties, Inc. with an address of 1626 South 17th Avenue, Hollywood, Florida, 33020 on January 4, 2018. The shares were issued for consulting services. Yosef Bleier is considered the indirect beneficial owner of these shares as he is the sole shareholder of Marathon Properties, Inc. Yosef Bleier is the husband of Maryna Bleier, our secretary. The issued shares were later cancelled on March 5, 2018. The shares were initially issued for future services that never were initiated.

7) 40,000,000 common shares to Goldstar Realty, Inc., a Delaware corporation with an address of 16900 North Bay Road, Suite 18003, Sunny Isle Beach, Florida, 33160 on January 4, 2018 and 14,000,000 shares were issued on January 9, 2018. The shares were issued for consulting services. Eli Bleier is considered the indirect beneficial owner of these shares as he is the sole shareholder of Goldstar Realty, Inc. Eli Bleier is the brother-in-law of Yosef Bleier. The issued shares were later cancelled on March 5, 2018. The shares were initially issued for future services that never were initiated.

Director Independence

Currently, the Company does not have any independent directors. Since the Company’s Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of the NASDAQ Stock Market to make this determination.

Under NASDAQ Listing Rule 5605(a)(2), an "independent director" is a "person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director."

We do not currently have a separately designated audit, nominating or compensation committee.  However, we do intend to comply with the independent director and committee composition requirements in the future.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

FINANCIAL STATEMENTS AND EXHIBITS.

Hemp Naturals, Inc.

INDEX TO FINANCIAL STATEMENTS

Page

Reports of Independent Registered Public Accounting Firm	F2

Audited Financial Statements:

Balance Sheet	F3

Statement of Operations	F4

Statement of Changes in Stockholders’ Deficit	F5

Statement of Cash Flows	F6

Notes to Financial Statements	F7-F10

- F1 -

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Hemp Naturals, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Hemp Naturals, Inc. (the Company) as of November 30, 2017, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2017 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis-of-a-matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements the Company has not generated any revenue since inception. For the year ended November 30, 2017, the Company had a net loss of $3,720,404 and an accumulated deficit of $4,034,102 as of November 30, 2017. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Paritz & Company, P.A.

We have served as the Company’s auditor since 2018.

Hackensack, New Jersey
August 7, 2018

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Hemp Naturals, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Hemp Naturals, Inc. (the Company) as of November 30, 2018, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of November 30, 2018 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Emphasis-of-a-matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements the Company has not generated any revenue since inception. For the year ended November 30, 2018, the Company had a net loss of $6,497,319 and an accumulated deficit of $10,521,422 as of November 30, 2018. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Prager Metis CPA’s LLC

We have served as the Company’s auditor since 2018.

Hackensack, New Jersey
March 15, 2019

- F2 -

HEMP NATURALS, INC.

BALANCE SHEETS

	November 30, 2018	November 30, 2017
ASSETS
Current Assets
Cash	$98,248	$11
Other Receivable	4,525	—
Inventory	11,141	—
Prepaid Expenses	7,231,200	3,720,725
Total Current Assets	7,345,115	3,720,736

TOTAL ASSETS	$7,345,115	$3,720,736

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Derivative Liability	$915,878	$—
Convertible Notes Payable, net of debt discount of $210,001	73,020	—
Accrued Expenses	25,806	9,074
Total Current Liabilities	1,014,704	9,074

TOTAL LIABILITIES	1,014,704	9,074

Stockholders’ Equity
Preferred stock, $.0001 par value, 20,000,000 shares authorized; none issued and outstanding as of November 30, 2018 and 2017	—	—

Common stock, $.0001 par value, 1,200,000,000 shares authorized, 324,739,783 and 266,125,983 shares issued and outstanding as of November 30, 2018 and 2017, respectively	32,474	26,613
Subscription Receivable	(4,000)	—
Additional Paid in Capital	16,823,358	7,709,151
Accumulated Deficit	(10,521,422)	(4,024,102)

Total Stockholders’ Equity	6,330,411	3,711,622

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$7,345,115	$3,720,736

The accompanying notes are an integral part of these financial statements.

- F3 -

HEMP NATURALS, INC.

STATEMENTS OF OPERATIONS

	For the year ended November 30, 2018	For the year ended November 30, 2017
Revenue	$—	$—

Operating Expenses
General and Administrative	5,754,945	3,973,404
Total Operating Expenses	5,754,945	3,973,404

Loss from Operations	$(5,754,945)	$(3,973,404)

Other Income(Expenses):
Interest Expense	(469,374)	—
Loss on Extinguishment of Debt	(1,561)	—
Loss on Change of Fair Value of Derivative Liability	(271,439)	—
Total Other Expenses	(742,374)	—
Loss Before Income Tax Provision	$(6,497,319)	$(3,973,404)
Income Tax Provision	—	—
Net Loss	$(6,497,319)	$(3,973404)
Basic and Diluted Net loss Per Common Stock	$(0.02)	$(0.09)
Weighted average number of common stock outstanding – basic and diluted	317,223,367	45,180,120

The accompanying notes are an integral part of these financial statements.

- F4 -

Hemp Naturals, Inc.

Statements of Changes in Stockholder Equity

For the years ended November 30, 2018 and 2017

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Subscription Receivable	Total Stockholder Equity (Deficit)

Balance, November 30, 2016	14,005,983	$1,401	$95,078	$(50,698)	$—	$45,781

Proceeds from the sale of common shares	1,420,000	142	42,358	—		42,500
Shares issued for services	250,700,000	25,070	7,495,930	—		7,521,000
Contributed capital from related parties	—	—	75,785	—		75,785
Net Loss	—	—	—	(3,973,404)		(3,973,404)
Balance, November 30, 2017	266,125,983	$26,613	$7,709,151	$(4,024,103)	$—	$3,711,662

Proceeds from the sale of common shares	450,000	45	23,955	—	(4,000)	20,000
Issuance of common stock upon conversion of convertible debt	163,800	16	33,710	—	—	33,726
Shares issued for services	58,000,000	5,800	8,984,200	—	—	8,990,000
Contributed capital from related parties	—	—	72,341	—	—	72,341
Net loss	—	—	—	(6,497,319)	—	(6,497,319)
Balance, November 30, 2018	324,739,783	$32,474	$16,823,358	$(10,521,422)	$(4,000)	$6,330,411

The accompanying notes are an integral part of these financial statements.

- F5 -

HEMP NATURALS, INC.

STATEMENTS OF CASH FLOWS

	For the Year Ended November 30, 2018	For the Year Ended November 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,497,319)	$(3,973,404)
Adjustment to reconcile net loss to net cash used in operating activities:
Expenses contributed to capital	67,241	—
Stock based compensation	5,479,526	3,800,275
Loss on change of fair value of derivative liability	271,439	—
Loss on conversion of debt	1,561	—
Non-cash interest expense	469,374	—
Changes in current assets and liabilities:
Deposits	—	1,530
Inventory	(15,666)	999
Accrued expenses	16,732	6,308
Net cash used in operating activities	(207,112)	(164,292)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	20,000	42,500
Proceeds from convertible notes payable	280,250	—
Contributed capital from shareholder	5,100	75,786
Net cash provided by financing activities	305,350	118,286

Net increase/(decrease) in cash and cash equivalents	98,237	(46,006)
Cash and cash equivalents at beginning of year	11	46,017
Cash and cash equivalents at end of year	98,248	11

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$—
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Common stock issued recorded as prepaid expense	$8,990,000	$3,900,000

The accompanying notes are an integral part of these financial statements.

- F6 -

Hemp Naturals, Inc.

Notes to the financial statements

Note 1 – Organization and Description of Business

Hemp Naturals, Inc. (the Company) was incorporated under the laws of the State of Delaware on November 13, 2015. The Company intends to offer consumer goods that are made of industrial hemp and/or the non-psychoactive ingredients of the cannabis plant.

The Company has elected November 30th as its year end.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

 Inventories

Inventories, consisting of products available for sale, are primarily accounted for using the first-in, first-out ("FIFO") method, and are valued at the lower of cost or realizable value. This valuation requires Hemp Naturals, Inc. to make judgments, based on currently-available information, about the likely method of disposition, such as through sales to individual customers, returns to product vendors, or liquidations, and expected recoverable values of each disposition category.

 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents at November 30, 2018 and November 30, 201 were $98,248 and $11, respectively.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.”  Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized at November 30, 2018.

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Basic Earnings (Loss) Per Share

The Company computes basic and diluted earnings (loss) per share in accordance with ASC Topic 260, Earnings per Share. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the reporting period. Diluted earnings (loss) per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

The Company does not have any potentially dilutive instruments as of November 30, 2018 or 2017 and, thus, anti-dilution issues are not applicable.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of November 30, 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accrued expenses.

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Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815, Derivatives and Hedging Activities.

Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

The Company accounts for convertible instruments, when it has been determined that the embedded conversion options should not be bifurcated from their host instruments, as follows: The Company records when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt to their stated date of redemption.

The Company accounts for the conversion of convertible debt when a conversion option has been bifurcated using the general extinguishment standards. The debt and equity linked derivatives are removed at their carrying amounts and the shares issued are measured at their then-current fair value, with any difference recorded as a gain or loss on extinguishment of the two separate accounting liabilities.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Share-Based Compensation

ASC 718, “Compensation – Stock Compensation”, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, “Equity – Based Payments to Non-Employees.”  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

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Note 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not generated any revenues since inception. For the year ended November 30, 2018, the Company has a net loss of $6,497,319 and an accumulated deficit of $10,521,422 at November 30, 2018. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. . At the date of this filing, management has spent several months focused on marketing, both online and at the retail level. The Company’s website has been developed Our expectation is that the promotional phase of rolling paper sales will transition to profitable operations during the next fiscal year, however there is no certainty regarding this. In the meantime, we plan to raise money in the next fiscal years by issuing convertible notes and privately selling shares of common stock. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 4 – Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not.  In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company has incurred a net operating loss carryforward of $10,521,422 which begins expiring in 2034. The Company has adopted ASC 740, “Accounting for Income Taxes”, as of its inception. Pursuant to ASC 740 the Company is required to compute tax asset benefits for non-capital losses carried forward. The potential benefit of the net operating loss has not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the loss carried forward in future years.

Significant components of the Company’s deferred tax assets are as follows:

	November 30,
	2018	2017
Deferred tax asset, generated from net operating loss	$2,209,499	$1,368,195
Valuation allowance	(2,209,499)	(1,368,195)
	$—	$—

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	21.0%	34.0%
Increase in valuation allowance	(21.0%)	(34.0%)
Effective income tax rate	0.0%	0.0%

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On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was signed into law. This legislation reduced the federal corporate tax rate from the previous 35% to 21%. Tax filings for the Company for the years 2015 through 2017 are available for examination by tax authorities.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 – Commitments and Contingencies

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies.  Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of November 30, 2018 and 2017 other than the below:

Office Space

The Company contracted the use of 3,000 square feet of space owned by our Secretary, Maryna Bleier, who has been and will be contributing the space, valued at $5,000 per month, to the Company as additional paid-in capital July 1, 2016 until July 1, 2028. Beginning July 1, 2028, the Company is obligated to pay $5,000 monthly for the use of their office space per the terms of the rental contract.

Note 6 – Prepaid Expenses

During the year ended November 30, 2017, the Company issued 130,000,000 shares of common stock as compensation for office rent and consulting services.

During the year ended November 30, 2018, the Company issued 58,000,000 shares of common stock as compensation for consulting services. The $7,231,200 in prepaid expenses consists of approximately $6,299,403 in prepaid consulting services and $931,797 in prepaid office rent.

The above transactions were originally recorded as prepaid expenses and are being amortized over the life of each respective contract for services.

Note 7 – Convertible Notes Payable

On February 28, 2018, the Company entered into a share purchase agreement with third party Adar Bays LLC (“Adar”) in which the Company issued a $78,750 promissory note to Adar at 8% annual interest and convertible into shares of the Company’s common stock at a conversion price equal to a 55% discount based on the lowest trading price for the previous twenty days. The one year promissory note was purchased March 6, 2018. On October 8, 2018, $10,000 of the principal of the loan was converted to 163,800 shares of common stock at a conversion price per share of $.06105.

On October 1, 2018, the Company entered into a share purchase agreement with third party Power Up Lending LLC (“Power Up”) in which the Company sold a $65,000 promissory note to Power Up at 12% annual interest and convertible into shares of the Company’s common stock at a conversion price equal to a 61% discount based on the lowest trading price for the previous twenty days. The one year promissory note was purchased October 4, 2018.

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On October 18, 2018, the Company entered into a share purchase agreement with third party Power Up Lending LLC (“Power Up”) in which the Company sold a $78,000 promissory note to Power Up at 12% annual interest and convertible into shares of the Company’s common stock at a conversion price equal to a 55% discount based on the lowest trading price for the previous twenty days. The one year promissory note was purchased October 22, 2018.

On November 8, 2018, the Company entered into a share purchase agreement with third party Bellridge Capital LP (“Bellridge”) in which the Company sold a $65,000 promissory note to Bellridge with a $6,500 original issue discount, at 12% annual interest and convertible into shares of the Company’s common stock at a conversion price equal to a 55% discount based on the lowest trading price for the previous twenty days. The one year promissory note was purchased November 14, 2018.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, payables to related parties, and accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company used Level 3 inputs for its valuation methodology for the conversion option liability for in determining the fair value using a Black-Scholes option-pricing model with the following assumption inputs:

ADAR BAYS LLC

	March 6, 2018	November 30, 2018
Annual dividend yield	—	—
Expected life (years)	1	.25
Risk-free interest rate	2.00%	2.6%
Expected volatility	219.0%	971.0%

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POWER UP LENDING LLC

	October 1, 2018	November 30, 2018
Annual dividend yield	—	—
Expected life (years)	1	.84
Risk-free interest rate	2.53%	2.6%
Expected volatility	967.0%	971.0%

POWER UP LENDING LLC

	October 18, 2018	November 30, 2018
Annual dividend yield	—	—
Expected life (years)	1	.89
Risk-free interest rate	2.58%	2.6%
Expected volatility	968.0%	971.0%

BELLRIDGE CAPITAL LP

	November 14, 2018	November 30, 2018
Annual dividend yield	—	—
Expected life (years)	1	.96
Risk-free interest rate	2.62%	2.6%
Expected volatility	969.0%	971.0%

	Fair Value Measurements at
	November 30, 2018
	Using Fair Value Hierarchy
	Level 1	Level 2	Level 3
Liabilities
Embedded derivative liabilities			915,878
Total			$915,878

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Derivative Liabilities

The embedded conversion features of the above convertible notes payable and warrants contain discounted conversion prices and should be recognized as derivative instruments. Such embedded conversion features should be bifurcated and accounted for at fair value. As of November 30, 2017 and November 30, 2018, the Company had a derivative liability balance of $0 and $915,878, respectively. The Company uses the Black-Scholes option-pricing model to calculate derivate liability.

Fair Value of Embedded Derivative Liabilities:

November 30, 2017	$—
Addition	670,523
Converted	(26,084)
Changes in fair value recorded to operations	271,439
As of November 30, 2018	$915,878

Note 8 – Shareholder Equity

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares with a par value of $0.0001. The Company has no shares of preferred stock issued and outstanding as of November 30, 2018 and 2017.

Common Stock

The authorized common stock of the Company consists of 1,200,000,000 shares with a par value of $0.0001. There were 324,739,783 and 266,125,983 shares of common stock issued and outstanding as of November 30, 2018 and 2017, respectively.

On October 11, 2017 170,000 shares of common stock were sold to 1 purchaser at a purchase price of $0.03 per share for gross proceeds of $5,000.

On October 18, 2017 1,250,000 shares of common stock were sold to 1 purchaser at a purchase price of $.03 per share for gross proceeds of $37,500, with $10,905 in cash received and $26,595 recorded as additional paid-in capital.

In the year ended November 30, 2017, 250,700,000 shares of common stock were issued to ten shareholders as compensation for office rent and various professional services, primarily business development.

In the year ended November 30, 2018, 58,000,000 shares of common stock were issued to two shareholders as compensation for consulting services, 450,000 shares of common stock were sold to three shareholders, for proceeds of $20,000, and 163,800 shares of common stock were issued for the conversion of a convertible note payable.

Pertinent Rights and Privileges

Holders of shares of Common Stock are entitled to one vote for each share held to be used at all stockholders’ meetings and for all purposes including the election of directors. Common Stock does not have cumulative voting rights. Nor does it have preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock.

Holders of shares of Preferred Stock are entitled to voting rights where every one share of Preferred Stock has voting rights equal to one hundred shares of Common Stock.

Additional Paid In Capital

During the year ended November 30, 2017, our CEO contributed cash of $6,976 to the Company to pay for expenses and paid $8,810 in operating expenses on behalf of the Company which is recorded as additional paid in capital. Our Secretary provided rental space to the Company totaling $60,000 for the 2017 fiscal year, which is recorded as additional paid in capital.

During the year ended November 30, 2018, our CEO paid $5,841 in operating expenses on behalf of the Company which is recorded as additional paid in capital. Our Secretary provided rental space to the Company totaling $60,000 for the 2018 fiscal year, which is recorded as additional paid in capital.

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Note 9 – Related-Party Transactions

Equity

On November 17, 2017, the Company issued 120,000,000 shares to our CEO as compensation for development of the business plan.

On November 17, 2017, the Company issued 45,000,000 shares to Blue Car Enterprise as compensation for a 2 year agreement to provide consulting to the Company. Blue Car Enterprise is an entity solely owned by our CEO.

On January 14 2018, the Company issued 29,000,000 additional shares to Blue Car Enterprise as compensation for a 2 year agreement to provide consulting to the Company.

Contributed Capital

As of November 30, 2018, our CEO has provided the Company contributed capital in the form of payment of expenses on behalf of the Company totaling $5,841 and our Secretary has provided the Company contributed office space valued at $60,000.

As of November 30, 2017, our CEO has provided the Company contributed capital in the form of cash and payment of expenses on behalf of the Company totaling $15,786 and our Secretary has provided the Company contributed office space valued at $60,000.

Office Space

At this time our main office space is provided to us rent free by our Secretary Maryna Bleier which is accounted for as contribution of $5,000 monthly. Our main office space is located at 16950 North Bay Road, Suite 1803 Sunny Isles Beach, Florida 33160. After July 1, 2028, the Company is obligated to pay $5,000 monthly.

Note 10 – Subsequent Events

In December 2018, Adar Bays, LLC converted the remaining convertible loan balance of $68, 750 to 1,115,433 common shares in the Company.

Subsequent to the fiscal year end, the Company sold eight convertible notes totaling $418,500. For three of these notes, the Company issued a total of 168,000 shares of the Company’s common stock.

Subsequent to the fiscal year end, the Company sold 3,440,000 shares of common stock at $.05 per share to five purchasers.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a) Previous independent registered public accounting firm

(i)	On March 14, 2018, Hemp Naturals, Inc., (the Company”) was notified that its independent registered public accounting firm, MaloneBailey, LLP, had resigned as its independent auditors.

(ii)	The reports of MaloneBailey, LLP on the Company's financial statements as of and for the fiscal years ended November 30, 2016 and 2015 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that there was substantial doubt about the Company ability to continue as a going concern.

(iii)	The Company's Board of Directors participated in and approved the decision to change independent registered public accounting firms.

(iv)	During the fiscal years ended November 30, 2016 and 2015 and through March 14, 2018, there have been no disagreements with MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of MaloneBailey, LLP would have caused them to make reference thereto in connection with their report on the financial statements for such years.

(v)	The Company requested that MaloneBailey, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of the letter provided by MaloneBailey, LLP was filed as Exhibit 16.1 to the Form 8-K filed with the SEC on March 20, 2018

(b) New independent registered public accounting firm

(i)	On March 27, 2018 the Company engaged Paritz & Company, P.A. as its new independent registered public accounting firm. During the two most recent fiscal years and through March 14, 2018, the Company had not consulted with Parits & Company, P.A. regarding any of the following:

(ii)

On November 13, 2018, Paritz & Company, P.A. (“Paritz”), the independent registered public accounting firm of Hemp Naturals, Inc. (the “Company”), notified the Company that Paritz combined its practice (the “Merger”) with Prager Metis CPAs LLC (“Prager”), with Prager being the surviving entity after the Merger. As a result of the Merger, on November 13, 2018, Paritz effectively resigned as the independent registered public accounting firm for the Company, and Prager, as the successor to Paritz, was approved by the Company’s Board of Directors to be engaged as the Company’s independent registered public accounting firm.

(iii)	The application of accounting principles to a specific transaction, either completed or proposed;

(iv)	The type of audit opinion that might be rendered on the Company’s financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that Paritz & Company, P.A. concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or

(v)	Any matter that was subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

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 PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of Hemp Naturals, Inc. “we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of Hemp Naturals, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On October 11, 2017 170,000 shares of common stock were sold to 1 purchaser at a purchase price of $0.03 per share for gross proceeds of $5,000.

On October 18, 2017 1,250,000 shares of common stock were sold to 1 purchaser at a purchase price of approximately $.03 per share for gross proceeds of $37,500.

On October 5, 2018 400,000 shares of common stock were sold to 2 purchasers at a purchase price of approximately $.03 per share for gross proceeds of $20,000.

On November 13, 2018 50,000 shares of common stock were sold to 1 purchaser at a purchase price of approximately $.08 per share for gross proceeds of $4,000.

EXHIBITS TO Offering Statement

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as amended (1)
1A-2B	By-laws (2)
1A-4	Sample Subscription Agreement (3)
1-A-6	Securities Purchase Agreement dated as of February 28, 2018 between the Company and Adar Bays, LLC (4)
1-A-6	Securities Purchase Agreement dated as of October 1, 2018 between the Company and Power Up Lending, (5)
1-A-6	Securities Purchase Agreement dated as of October 18, 2018 between the Company and Power Up Lending, (6)
1-A-6	Securities Purchase Agreement dated as of November 8, 2018 between the Company and Bellridge Capital , LLP (7)
1-A-6	Securities Purchase Agreement and Note dated as of December 6, 2018 between the Company and Power Up Lending(8)
1-A-6	Securities Purchase Agreements dated as of December 14, 2018 between the Company, Armada Investment Fund, LLC, BHP Capital NY, Inc. and Jefferson Street Capital, LLC respectively (9)
1-A-6	Securities Purchase Agreement dated as of December 19, 2018 between the Company and GS Capital Partners, LLC(10)
1-A-6	Securities Purchase Agreements dated as of February 11, 2019, February 22, 2019 and March 4, 2019 between the Company and Auctus Fund, LLC, Coventry Enterprises, LLC and Bellridge Capital, LP respectively(11)
1-A-6	Securities Purchase Agreement and Note dated as of March 14, 2019 between the Company and Power Up Lending(3)
1-A-6	Service Agreement dated January 6, 2018 by and between the Company and Blue Car Enterprise Corp.(3)
1A-11	Consents of Accounting Firm (12)
1A-12	Legal Opinion Letter (3)

____________________

(1)	Previously filed with the Company’s Form 8-K, filed with the Commission on November 6, 2019.
(2)	Previously filed with the Company’s Form 1-A, SEC File No. 024-10523 on January 29, 2016, and incorporated herein by this reference as an Exhibit to this Form 1-A.
(3)	Attached.
(4)	Previously filed with the Company’s Form 8-K, filed with the Commission on May 23, 2018.
(5)	Previously filed with the Company’s Form 8-K, filed with the Commission on October 18, 2018.
(6)	Previously filed with the Company’s Form 8-K, filed with the Commission on October 26, 2018.
(7)	Previously filed with the Company’s Form 8-K, filed with the Commission on November 29, 2018.
(8)	Previously filed with the Company’s Form 8-K, filed with the Commission on December 18, 2018.
(9)	Previously filed with the Company’s Form 8-K, filed with the Commission on December 19, 2018.
(10)	Previously filed with the Company’s Form 8-K, filed with the Commission on December 31, 2018.
(11)	Previously filed with the Company’s Form 8-K, filed with the Commission on March 13, 2019.
(12)	Previously filed with the Company’s Form 1-A Amendment No. 2, filed with the Commission on June 24, 2019.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunny Isles Beach, Florida on November 7, 2019 .

Hemp Naturals, Inc.

By: /s/ Levi Jacobson
Name: Levi Jacobson
Title: President, Chief Executive Officer, Chief Financial Officer and Director Date: November 7, 2019

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Levi Jacobson  Signature: /s/ Levi Jacobson  Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: November 7, 2019

Name: Levi Jacobson  Signature: /s/ Levi Jacobson  Title: Chief Financial Officer (Principal Financial Officer)  Date: November 7, 2019

Name: Levi Jacobson  Signature: /s/ Levi Jacobson  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: November 7, 2019